Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of November 2, 2016, by and among Aceto Corporation, a New York corporation (“Parent”), Citron Pharma LLC, a New Jersey limited liability company (“Seller I”), Lucid Pharma LLC, a New Jersey limited liability company (“Seller II” and together with Seller I, the “Sellers”, and each a “Seller”), Citgen Pharma Holding LLC, a New Jersey limited liability company (“Member I”), Gensource Pharma LLC, a Delaware limited liability company (“Member II”), and Sudha Kavuru, an individual (“Member III” and collectively with Member I and Member II, “Direct Members”), SS Pharma LLC, a New Jersey limited liability company, Shore Pharma LLC, a New Jersey limited liability company, and Pharma Reach LLC, a New Jersey limited liability company (collectively, “Indirect Entity Members”), Vimal Kavuru and Subha Sri Thogarchedu (together, “Indirect Individual Members” and collectively with Indirect Entity Members, “Indirect Members”; and Indirect Members collectively with Direct Members, “Members”). Certain capitalized terms used in this Agreement are defined in Section 6 of this Agreement. All other capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Product Purchase Agreement (as defined below). This Agreement is the Voting Agreement contemplated by the Product Purchase Agreement.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, and to induce Parent to enter into this Agreement and the transactions contemplated hereby, Parent, Romeo Charlie Acquisition I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Purchaser I”), Romeo Charlie Acquisition II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Purchaser II” and together with Purchaser I, “Purchasers”), Sellers, the Members and their agent have entered into that certain Product Purchase Agreement, of even date herewith (as the same may be amended, supplemented or waived from time to time, the “Product Purchase Agreement”);

WHEREAS, the Product Purchase Agreement provides for, among other things, the sale of the Purchased Products and Related Assets by Seller I and Seller II to Purchaser I and Purchaser II and the assumption of the Assumed Liabilities by the Purchasers (the “Transaction”);

WHEREAS, as part of the consideration for the sale of the Purchased Products and Related Assets by Sellers to Purchasers and the assumption of the Assumed Liabilities by Purchasers, upon the terms and subject to the conditions set forth in the Product Purchase Agreement, (x) at the Closing, Purchasers shall make the Closing Payment to Sellers, and (y) on each of the Issuance Dates, Parent shall issue the applicable number of Parent Shares to Sellers (each, an “Issuance”);

WHEREAS, upon each Issuance, each Seller will be the holder of record of its Pro Rata Share of the Parent Shares; and

WHEREAS, the execution, delivery and performance of this Agreement by the parties hereto is an inducement to Parent’s and Purchasers’ entering into, and without which Parent and Purchasers would not have entered into, the Product Purchase Agreement or agreed to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, and to provide the inducements set forth above, the parties hereto, intending to be legally bound, hereby agree as follows.

1.           Designation of Subject Securities.

(a)          The term “Subject Securities” shall mean any shares of Parent’s Common Stock designated as “Subject Securities” pursuant to Section 1(b). Sellers and the Members hereby acknowledge and agree that, in the event that a Seller effects a permitted Transfer of Parent’s Common Stock at a time when such Seller owns both Subject Securities and Unrestricted Shares (as defined below), such Seller shall (and the Members shall cause such Seller to) Transfer all of such Seller’s Unrestricted Shares before Transferring any Subject Securities.

(b)          Fifty percent (50%) of the aggregate number of Parent Shares issued as Stock Consideration to Seller I and Seller II on each Issuance Date pursuant to Section 1.8(b) of the Product Purchase Agreement shall be designated by Parent as “Subject Securities” on its books and records and on the books and records of Parent’s transfer agent and thereafter shall be treated as “Subject Securities” hereunder when held by such Seller or by such Seller’s Permitted Transferees (as defined below); provided, that effective immediately upon the exercise by Parent of the Call Right (as defined in Section 6 of the Stockholders’ Rights Agreement), and without any further action, notice or deed, all of the Repurchased Issued Shares (as defined in the Stockholders’ Rights Agreement) shall be Subject Securities and shall be designated as such on the books and records of Parent’s transfer agent, and any Parent Shares issued as Stock Consideration on any future Issuance Date shall, effective immediately upon the issuance thereof and without any further action, notice or deed, be Subject Securities. Any shares of Parent’s Common Stock issued as a dividend or other distribution on Subject Securities shall also constitute “Subject Securities” hereunder.

2.           Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote Shares. During the Term, at any meeting of the stockholders of Parent (or of the holders of any class of Parent’s capital stock) called with respect to any and all matters, and at every adjournment or postponement thereof, and in any action by written consent of the stockholders of Parent (or of the holders of any class of Parent’s capital stock) in lieu of a meeting, in each case, with respect to any and all matters upon which the Subject Securities may be voted, Sellers shall, and the Members shall cause Sellers to, vote the Subject Securities, or execute a written consent with respect to the Subject Securities, in the manner directed by the board of directors of Parent (the “Board”).

(b)          Irrevocable Proxy. Each Seller hereby irrevocably grants to, and appoints, Albert L. Eilender, Chairman of Parent, Salvatore Guccione, President and Chief Executive Officer of Parent, Douglas Roth, Treasurer and Chief Financial Officer of Parent, and Steven S. Rogers, Senior Vice President, Chief Legal Officer and Corporate Secretary of Parent, and each of them, and each of their respective successors, as such Seller’s proxies and attorneys-in-fact (with full power of substitution), for and in the name, place and stead of such Seller, to vote the Subject Securities, or grant a written consent or approval in respect of the Subject Securities, at any meeting of Sellers of Parent (or of the holders of any class of Parent’s capital stock) called with respect to any and all matters, and at every adjournment or postponement thereof, and in any action by written consent of Sellers of Parent (or of the holders of any class of Parent’s capital stock) in lieu of a meeting, with respect to any and all matters upon which the Subject Securities may be voted. The proxies shall exercise the rights granted hereunder at the direction of the Board. Each Seller hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in consideration of the execution of the Product Purchase Agreement by Parent and Purchasers. Each Seller hereby affirms that this irrevocable proxy is coupled with an interest and may under no circumstances be revoked except upon the termination of this Agreement in accordance with its terms. Each Seller hereby ratifies and confirms all actions that each such irrevocable proxy may lawfully take or cause to be taken by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of all applicable Law. The irrevocable proxy granted hereunder shall automatically terminate upon the expiration of the Term. Each Seller shall take all further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

3.           Seller Covenants.

(a)          Restriction on Transfer of Subject Securities. Except as expressly permitted by the terms of the Stockholders’ Rights Agreement, during the Term, Sellers shall not, and the Members shall cause Sellers not to, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected. Any Transfer of any Subject Securities in violation of this Section 3 shall be void ab initio and shall have no force or effect. Each Seller agrees to indemnify Parent from all costs, expenses, losses, damages or liabilities, including reasonable attorneys’ fees and expenses, that result from or arise out of any purported Transfer in violation of this Agreement.

(b)          Permitted Transfers of Subject Securities to Permitted Transferees. Nothing in this Section 3 shall prohibit a Transfer of Subject Securities by a Seller in accordance with Section 4 of the Stockholders’ Rights Agreement (the transferee in any such Transfer, a “Permitted Transferee”); provided, however, that (x) if a Permitted Transferee is not a party to this Agreement, any such Transfer shall be permitted only if, as a condition to such Transfer, the Permitted Transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering to Parent a joinder in the form attached as Exhibit A hereto, and (y) if such Permitted Transferee is a party to this Agreement, such Subject Securities shall remain subject to the terms of this Agreement and such Person shall be a “Seller” hereunder with respect to such Subject Securities and the Transferring Seller shall provide written notice of such Transfer to Parent at least ten (10) calendar days in advance. Parent shall not permit the Transfer of the Subject Securities on its books or issue a new certificate representing any such Subject Securities unless and until such Permitted Transferee shall have complied with the terms of this Section 3(b). Each certificate representing Subject Securities shall be endorsed by Parent with the legend set forth in Section 7(m).

(c)          Permitted Sales of Subject Securities. Nothing in this Section 3 shall prohibit any Transfer of Subject Securities by a Seller to any third-party who is not a Permitted Transferee in accordance with Section 2, Section 3 or Section 5 of the Stockholders’ Rights Agreement (a “Third-Party Sale”); provided, however, in the event that a Seller effects a Third-Party Sale at a time when such Seller owns both Subject Securities and shares of Parent’s Common Stock that do not constitute Subject Securities (“Unrestricted Shares”), such Seller shall (and the Members shall cause such Seller to) sell all of such Seller’s Unrestricted Shares before selling any Subject Securities. Upon the consummation of a Third-Party Sale of any Subject Securities in accordance with Section 2, Section 3 or Section 5 of the Stockholders’ Rights Agreement, such securities shall cease to constitute “Subject Securities” hereunder. For the avoidance of doubt, any Subject Securities held by a Seller or its Permitted Transferees that are not sold pursuant to such Third-Party Sale shall remain subject to the terms and conditions of this Agreement.

(d)          Restriction on Transfer of Voting Rights of Subject Securities. During the period from the date hereof through the end of the Term, except as provided in this Agreement, none of Sellers shall, and the Members shall cause Sellers not to, (i) grant, permit or suffer to exist any proxy or power of attorney or enter into a voting agreement or similar arrangement with respect to the Subject Securities, except to the extent such proxy, power of attorney, voting agreement or similar arrangement is in favor of Parent or its designees set forth in Section 2 (or their respective successors), or (ii) deposit any of the Subject Securities into a voting trust.

(e)          Inconsistent Agreements. During the period from the date hereof through the end of the Term, Sellers shall not, and the Members shall cause Sellers not to, enter into any agreement, proxy, voting trust or other arrangement or understanding with any other Person that would violate, or prohibit the performance of, render ineffective, or diminish the practical benefits to Parent of, this Agreement in any respect.

4.           Representations, Warranties and Covenants of Sellers. Sellers and the Members hereby represent, warrant and covenant, jointly and severally, to Parent as of the date hereof, the Closing Date and each Issuance Date as follows:

(a)          Due Authorization, Etc. Each Seller and Member has legal capacity, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by each Seller and Member and constitutes a valid and binding agreement or instrument of such Seller or Member, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)          No Conflict. The execution and delivery of this Agreement by each Seller and Member does not, and the performance of this Agreement by each Seller and Member will not, conflict with, violate or result in a breach of or constitute (with or without notice or the passage of time) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under (i) the organizational documents of any Seller or Member that is an entity, if any, (ii) any law, rule, regulation, order, decree or judgment applicable to any Seller or Member or the Subject Securities, or (iii) any contract, indenture, guarantee, lease, mortgage, license or other agreement, instrument, obligation or undertaking of any kind to which any Seller or Member is a party or by which any Seller or Member or any of their properties or assets are bound.

(c)          Title to Securities. Except pursuant to or as permitted by this Agreement or pursuant to the terms and provisions of the Stockholders’ Rights Agreement, the Subject Securities, at all times during the Term, will be held by the corresponding Seller or by a nominee or custodian for the benefit of such Seller, free and clear of all Liens, including, without limitation, any proxies or voting trusts.

(d)          Reliance by Parent and Purchasers. Each Seller and Member understands and acknowledges that the execution and delivery of this Agreement by Sellers and the Members has been a material inducement to Purchasers and Parent to enter into the Product Purchase Agreement and, in the case of Parent, the Stockholders’ Rights Agreement and that Parent and Purchasers are entering into the Product Purchase Agreement and, in the case of Parent, the Stockholders’ Rights Agreement in reliance upon the execution, delivery and performance of this Agreement by Sellers and the Members. Each Seller and Member further understands and acknowledges that its, his or her performance of this Agreement is a material inducement to each of Parent and Purchasers to consummate the transactions contemplated by the Product Purchase Agreement.

(e)          Stop Transfer. Sellers hereby agree and covenant that they will not, and the Members will cause Sellers not to, request that Parent register the Transfer of any certificate or uncertificated interest representing any of the Subject Securities unless such Transfer and registration are each made in compliance with this Agreement and the Stockholders’ Rights Agreement. Sellers and the Members hereby acknowledge and agree that Parent may instruct its transfer agent to prohibit any Transfer during the Term of any certificate or uncertificated interests representing any of the Subject Securities Owned by any Seller or its Permitted Transferees, if any, except to the extent permitted by this Agreement and the Stockholders’ Rights Agreement.

5.           Further Assurances.

(a)          From time to time and without additional consideration, Sellers shall, and the Members shall cause Sellers to, execute and deliver, or cause to be executed and delivered, such additional confirmatory transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request in writing for the purpose of carrying out and furthering the intent of this Agreement.

(b)          Each Seller and Member shall not, in any manner, directly or indirectly, circumvent or attempt to circumvent this Agreement, including, without limitation, through any reorganization, Transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or by forming, joining, or in any way participating in (or otherwise acting in concert with) any other person, entity or group for the purpose of taking any action in circumvention of this Agreement or which is restricted or prohibited under this Agreement. Each Seller and Member shall not take or omit to take any action that would render any of the representations and warranties made by such party in Section 4, other than Section 4(b)(ii), Section 4(b)(iii) and Section 4(d), to cease to be true as of the date made or at any time during the period from the date hereof through the end of the Term.

6.           Certain Definitions. For purposes of this Agreement,

(a)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)          A Seller and its Permitted Transferees, if any, shall be deemed to “Own” or to have acquired “Ownership” of a security if such Seller or its Permitted Transferees, at the time of determination, is the record owner of such security, or is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Exchange Act.

(c)          “Term” shall mean the period of time beginning on the first Issuance Date until the earliest to occur of (i) a Third-Party Sale of all of the Subject Securities in accordance with this Agreement and the Stockholders’ Rights Agreement, (ii) following the Issuance Date that occurs on the fourth (4th) anniversary of the Closing Date, the date on which Sellers collectively Own less than five percent (5%) of Parent’s Common Stock on a fully diluted basis (after giving effect to the exercise of all outstanding options and warrants to purchase Parent’s Common Stock and the conversion or exchange of all outstanding convertible securities, but excluding the bond hedge agreements entered into in connection with that certain Indenture governing the $143.75 million aggregate principal amount of 2.00% Convertible Senior Notes due 2020 issued by Parent, dated November 16, 2015, by and between Parent and Citibank, N.A., as trustee), (iii) the termination of this Agreement upon mutual written agreement of the Parent, on the one hand, and each of the holders of Subject Securities to which such termination applies, on the other hand, or (iv) immediately upon consummation of a Parent Change of Control; provided, that with respect to clauses (i) and (ii), such event or occurrence shall not have been caused by a material breach of or material default under any covenant or obligation contained in Sections 3 and 5 of the Stockholders’ Rights Agreement or Section 3 of this Agreement by any Seller or Member. Furthermore, the “Term” shall be deemed to commence and expire on the Issuance Date if the Issuance Date occurs earlier than the third (3rd) anniversary of the Closing Date as a result of the failure of Vimal Kavuru to be elected or re-elected to the Parent Board by the stockholders of Parent at any annual or special meeting of the stockholders of Parent (x) at which the election of directors to the Parent Board takes place (unless he is thereafter otherwise elected to the Parent Board within sixty (60) days after such meeting or within seven (7) days after the Initial Board Date) and (y) for which Vimal Kavuru has been nominated for election to the Parent Board, unless such failure occurs after the occurrence of any of the events described in clauses (a), (b), (c) or (d) of the definition of Eligibility Event in the Product Purchase Agreement.

(d)          A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, assigns, encumbers, transfers, allocates or disposes of (including by gift, merger or operation of law), or grants an option, contract or other arrangement or understanding with respect to such security or any interest in such security (including, without limitation, any economic benefit or voting rights) to any Person other than Parent; (ii) enters into a hedging transaction or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Subject Securities; (iii) establishes a “put equivalent position” within the meaning of Rule 16a-1(h)  under the Exchange Act or (iv) enters into an agreement, or otherwise commits, agrees or offers, to do any of the foregoing.

7.           Miscellaneous.

(a)          Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Seller or Member without the prior written consent of Parent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon each Seller and Member and each Seller’s and Member’s heirs, estate, executors and personal representatives, and successors and permitted assigns. Parent may, upon reasonable prior written notice, but without the prior written consent of Sellers or the Members, assign all or any portion of its rights hereunder to any wholly-owned direct or indirect Subsidiary of Parent. This Agreement shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 3(a) or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities Owned by Sellers are Transferred, except as set forth in Section 3(c). Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

(b)          Disclosure. Each Seller and each Member hereby agrees to permit Parent to publish and disclose in any press release or other disclosure document which Parent reasonably determine to be necessary or desirable in connection with the Transaction and any transactions related thereto, each Seller’s and Member’s identity and ownership of the Subject Securities and the nature of each Seller’s and Member’s commitments, arrangements and understandings under this Agreement.

(c)          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in Law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties agree that the losing party to any dispute hereunder shall pay the reasonable out-of-pocket costs, fees and expenses of any such dispute including, but not limited to, the documented legal fees and expenses of the prevailing party.

(d)          Notices. All notices or other communications hereunder shall be deemed to have been duly given and effective upon delivery if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile or electronic mail; provided, that the facsimile or electronic mail is promptly confirmed by telephone confirmation thereof or followed by one of the other foregoing permitted means of notice (other than facsimile or electronic mail), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To Sellers:

2 Tower Center Blvd., Suite 1101

East Brunswick, NJ, 08816
Attention: Vimal Kavuru

E-mail: vkavuru@citronpharma.com

To each Member at the address set forth opposite such Member’s name on Schedule 12.1 of the Product Purchase Agreement.

with a copy to:

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

Attn: Niket Rele, Esq.

Facsimile: (212) 521-5400

E-mail: nrele@reedsmith.com

and

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, PA 15222

Attn: Courtney Murray, Esq.
Facsimile: (412) 288-3063

E-mail: cmurray@reedsmith.com

To Parent:

Aceto Corporation

4 Tri Harbor Ct.

Port Washington, NY 11050
Attn: Steven S. Rogers, Chief Legal Officer
Facsimile No.: 516-478-9857
Email: srogers@aceto.com

with a copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attn: Steven E. Siesser, Esq.
Facsimile No.: (973) 597-2507
Email: ssiesser@lowenstein.com

(e)          Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parent, on the one hand, and the holder of the Subject Securities to which such amendment applies (it being understood that an amendment may be made between Parent and less than all of the holders of Subject Securities, but shall only be binding on those holders who have executed and delivered the amendment), or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, and no waiver in any one instance shall be effective with respect to any other instance or create a course of dealing.

(f)           No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(g)          Governing Law; Jurisdiction. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all Proceedings that may be based upon, arise out of, or relate to this Agreement, or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of Laws principles. Each party hereto hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any Proceeding based upon, arising out of, or related to this Agreement and its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any state or federal court sitting in New York County, New York; (ii) consents that any such Proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its or his or her address set forth in Section 7(d) or at such other address of which the sender shall have been previously notified in writing and in accordance with Section 7(d); and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law. Each of the parties hereto also agrees that any final, non-appealable judgment against a party hereto in connection with any Proceeding arising out of or relating to this Agreement shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(h)          WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, AND ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(i)           Entire Agreement. This Agreement and the Product Purchase Agreement (in each case, including all Schedules, Exhibits and Appendices hereto and thereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for any written agreement of the parties hereto that expressly provides that it is not superseded by this Agreement.

(j)           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (x) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (y) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(k)          Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile or electronic .pdf submission) to the other parties hereto, it being understood that the parties hereto need not sign the same counterpart.

(l)           Interpretive Provisions. The provisions of Section 12.14 of the Product Purchase Agreement are hereby incorporated by reference as if set forth herein in their entirety to the extent applicable.

(m)         Legend. Each certificate representing the Subject Securities issued on or after an Issuance Date shall be endorsed by Parent with a legend reading substantially as follows:

“The Shares evidenced hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME (a copy of which may be obtained UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

Parent, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Subject Securities issued on and after the applicable Issuance Date to bear the legend required by this Section 7(m), and that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing the Subject Securities upon written request from such holder to Parent at its principal office. The parties do hereby agree that the failure to cause the certificates evidencing the Subject Securities to bear the legend required by this Section 7(m) and/or the failure of Parent to supply, free of charge, a copy of this Agreement as provided hereunder shall not in any manner affect the validity and/or the enforcement of this Agreement.

(n)          Stock Splits, Stock Dividends, Etc. In the event of any issuance of any shares of Parent’s Common Stock hereafter to any of Sellers in respect of their Subject Securities (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such additional shares of Parent’s Common Stock shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 7(m).

(m)          Effectiveness of Agreement; Termination of Product Purchase Agreement.  This Agreement is effective as of the date hereof, except for Sections 2, 3(a), 3(b) and 3(c), which shall be effective as of the beginning of the Term, and this Agreement and such Sections shall remain effective in accordance with its and their terms, except that this Agreement in its entirety shall automatically terminate, without further action, notice or deed, upon the termination, for any reason, of the Product Purchase Agreement pursuant to Section 10.1 thereof.

(signature pages to follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

PARENT:

ACETO CORPORATION

By:	/s/ Albert L. Eilender
Name:	Albert L. Eilender
Title:	Executive Chairman

[SIGNATURE PAGE TO VOTING AGREEMENT]

SELLERS:

CITRON PHARMA LLC

By:	/s/ Vimal Kavuru
Name:	Vimal Kavuru
Title:	Manager and Chief Executive Officer

LUCID PHARMA LLC

By:	/s/ Vimal Kavuru
Name:	Vimal Kavuru
Title:	Manager and Chief Executive Officer

MEMBERS:

CITGEN PHARMA HOLDING LLC

By:	/s/ Vimal Kavuru
Name:	Vimal Kavuru
Title:	Manager

GENSOURCE PHARMA LLC

By:	/s/ Vimal Kavuru
Name:	Vimal Kavuru
Title:	Manager

SS PHARMA LLC

By:	/s/ Subha Sri Thogarchedu
Name:	Subha Sri Thogarchedu
Title:	Sole Member

[SIGNATURE PAGE TO VOTING AGREEMENT]

SHORE PHARMA LLC

By:	/s/ Vimal Kavuru
Name:	Vimal Kavuru
Title:	Sole Member

PHARMA REACH LLC

By:	/s/ Subha Sri Thogarchedu
Name:	Subha Sri Thogarchedu
Title:	Sole Member

/s/ Vimal Kavuru
Vimal Kavuru

/s/ Sudha Kavuru
Sudha Kavuru

/s/ Subha Sri Thogarchedu
Subha Sri Thogarchedu

EXHIBIT A

JOINDER TO VOTING AGREEMENT

Pursuant to Section 3(b) of that certain Voting Agreement, dated as of November 2, 2016 (the “Voting Agreement”) by and among Aceto Corporation ( “Parent”), Citron Pharma LLC, Lucid Pharma LLC, and the Members (as defined therein), upon execution and delivery this joinder agreement (this “Joinder”) to Parent and its acceptance thereof by Parent, the undersigned hereby agrees and acknowledges that the undersigned is a “Seller” as defined in the Voting Agreement, and hereby agrees with respect to itself and its Subject Securities to be bound by the terms and conditions and subject to the obligations of, the Voting Agreement as a “Seller” thereunder, including, for the avoidance of doubt, the grant of irrevocable proxy over the voting rights of the Subject Shares listed below to Parent pursuant to Section 1 of the Voting Agreement. The undersigned further certifies that the representations and warranties made by the Seller in Section 4 of the Voting Agreement are true, correct and complete as if made by the undersigned on the date hereof. Capitalized terms used in this Joinder that are not defined herein shall have the meaning given to such terms in the Voting Agreement.

Executed, in counterpart, as of the ___ day of ___________, 20___

Signature:
Name:
Title:
Address for notices:

Subject Securities:

ACCEPTED & ACKNOWLEDGED:

ACETO CORPORATION

By:
Name:
Title: